CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 21, 2007 on the financial statements and financial highlights of Touchstone Institutional Funds Trust (formerly Constellation Institutional Portfolios), in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-119865), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
Cincinnati, Ohio
January 29, 2008